Exhibit 32.1
STATEMENT OF PRINCIPAL EXECUTIVE OFFICER OF
VALERITAS HOLDINGS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Valeritas Holdings, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission (the "Report"), I, John Timberlake, Chief Executive Officer of the Company, certify, pursuant to §18 U.S.C. "1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:
1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2018	/s/ John Timberlake
John Timberlake
Chief Executive Officer and President (Principal Executive Officer)